News Release
Investor Contact: Julie Trudell, Julie.Trudell@molinahealthcare.com, 562-912-6720
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588
____________________________________________________________________________
Molina Healthcare Reports Fourth Quarter and Year-End 2020 Financial Results
Introduces Full Year 2021 Earnings Guidance
Long Beach, Calif, February 10, 2021 – Molina Healthcare, Inc. (NYSE: MOH) today reported net income for the fourth quarter of 2020 of $34 million, or $0.56 per diluted share, and $673 million, or $11.23 per diluted share, for the full year 2020. Financial results are summarized below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

	(In millions, except per share results)
Premium Revenue	$4,855	$4,123	$18,299	$16,208
Total Revenue	$5,235	$4,274	$19,423	$16,829
Pre-Tax Income	$51	$222	$961	$972
Net Income	$34	$168	$673	$737
GAAP EPS – Diluted	$0.56	$2.67	$11.23	$11.47
Adjusted EPS – Diluted (1)	($0.51)	$2.73	$10.67	$11.57
Normalized EPS - Diluted (1)	$3.29	—	$12.97	—

GAAP Ratios:
MCR	90.8%	86.0%	86.5%	85.8%
G&A Ratio	8.6%	8.0%	7.6%	7.7%
Effective Tax Rate	33.8%	24.3%	30.0%	24.2%
After-Tax Margin	0.6%	3.9%	3.5%	4.4%

(1) Description and reconciliation of non-GAAP financial measures on pages 11-12 of this release.

Full Year Highlights
•Total revenue increased 15% to $19.4 billion for the full year 2020 compared to 2019.
•For the full year 2020, net income was $673 million, or $11.23 per diluted share, compared to net income of $737 million, or $11.47 per diluted share, for the full year 2019.
•Results were positively impacted by adjustments of $0.56 per diluted share for the full year 2020.
•The net effect of COVID decreased net income for the full year 2020 by $2.30 per diluted share.
•Full year 2020 normalized EPS, representing adjusted EPS and excluding the net effect of COVID, was $12.97 per diluted share.
•The Company issued its full year 2021 earnings guidance, with premium revenue growth expected to be over 25% and adjusted EPS expected to be in the range of $12.50 - $13.00.
•Included in the Company’s guidance is the effect of the overhang from COVID and Medicare risk scores expected to soon abate. When combined with the attainment of targeted margins on recent acquisitions, the Company expects an increase of several dollars in EPS in future periods.
-MORE-

Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
“2020 presented an unprecedented environment, and I am proud of our performance as we focused on delivering for all of our stakeholders. We ensured our members had access to high quality care, we implemented innumerable special protocols for providers and our state customers, and we delivered growth and excellent financial results,” said Joseph Zubretsky, president and CEO of Molina Healthcare. “As the pandemic continues into 2021, we are determined to do the same. We are pleased with the significant revenue growth we expect to achieve in 2021, and look forward to another successful year.”

Total Revenue
For the year ended December 31, 2020, total revenue increased 15% to $19.4 billion, compared to $16.8 billion for the comparable period in 2019. The higher total revenue reflects increased membership, primarily in Medicaid, and includes the impact from the YourCare and Passport acquisitions.

Net Income
For the year ended December 31, 2020, net income was $673 million, or $11.23 per diluted share, compared to net income of $737 million, or $11.47 per diluted share, for the full year 2019.
For the full year 2020, the Company’s normalized EPS was $12.97 and normalized after-tax margin was 3.9%. The Company’s results were positively impacted by adjustments of $0.56 per diluted share for the full year 2020. The Company estimates the net effect of COVID decreased full year 2020 GAAP EPS by $2.30 per diluted share.

Medical Care Ratio
The consolidated MCR for the year ended December 31, 2020, was 86.5%, compared to 85.8% for 2019. The full year 2020 normalized MCR, which excludes adjustments and the net effect of COVID, was 85.9%. Medicaid and Medicare performed in line with expectations, while Marketplace performance was below expectations.

General and Administrative Expense Ratio
For the year ended December 31, 2020, the G&A ratio was 7.6% compared to 7.7% in 2019. The full year 2020 normalized G&A ratio, which excludes adjustments and the net effect of COVID, was 7.3%. This improvement reflects disciplined cost management and the benefits of scale produced by the Company’s growth.

Balance Sheet
Cash and investments at the parent company amounted to $644 million as of December 31, 2020, compared to $997 million as of December 31, 2019. In November 2020, the Company closed on its private offering of $650 million aggregate principal amount of 3.875% senior notes due November 15, 2030. The Company used a portion of the proceeds to repay $330 million principal amount outstanding of its 4.875% senior notes.
In September 2020, the Company’s Board of Directors authorized a share repurchase program of up to $500 million. Through December 31, 2020, the Company purchased an aggregate of approximately 766,000 shares for $159 million, at an average cost of $208.37 per share.

Cash Flow
Operating cash flow for the year ended December 31, 2020, amounted to $1,890 million, and was higher compared to the year ended December 31, 2019, primarily due to strong operating results, cash flow timing benefits from the growth in membership in 2020, and the net impact of timing differences in governmental receivables and payables.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
2021 Guidance
The Company issued its full year 2021 earnings guidance, with premium revenue growth expected to be over 25% and adjusted EPS expected to be in the range of $12.50 - $13.00. Given its recent M&A activity and the associated non-cash impact from amortization of intangible assets, the Company believes that adjusted EPS has become a more relevant measure of earnings going forward.
Full year guidance reflects the following expected positive drivers:
•Continued strong performance in Medicaid and Medicare;
•Margin recovery and growth in the Marketplace business;
•Accretion from the Magellan Complete Care businesses and the Kentucky and Passport installation; and,
•The elimination of the Health Insurer Fee.
Full year guidance considers the following industry-wide and economic environment challenges that are expected to be mostly temporary, including:
•A negative net effect of COVID due to a continuation of many of the risk-sharing corridors that existed in 2020 and the direct costs of COVID-related patient care;
•Medicare risk scores; and,
•Net pharmacy benefit carve-outs.
Full year guidance does not include:
•The Affinity acquisition, as the transaction has not yet closed; and,
•The impact of potential Public Health Emergency extensions beyond mid-April 2021.
Included in the Company’s guidance is the effect of the overhang from COVID and Medicare risk scores expected to soon abate. When combined with the attainment of targeted margins on recent acquisitions, the Company expects an increase of several dollars in EPS in future periods.
The Company has posted a presentation entitled “4Q20 Earnings Supplement,” dated February 10, 2021, on the Company’s website, molinahealthcare.com.

Full Year 2021 Guidance (1)
Premium Revenue	>$23.0B
Total Revenue	>$24.0B
GAAP Net Income	$649M - $678M
Adjusted Net Income (2)	$730M - $759M
GAAP EPS – Diluted	$11.10 - $11.60
Adjusted EPS – Diluted (2)	$12.50 - $13.00
Diluted weighted average shares	~58.5M

Year End Total Membership	~3.9M
Medicaid and Medicare	~3.5M
Marketplace	~400K

MCR	~88.0%
GAAP G&A Ratio	~7.3%
Adjusted G&A Ratio (2)	~7.0%
Effective Tax Rate	~25.6%
GAAP After-tax Margin	~2.7%
Adjusted After-tax Margin (2)	~3.0%
______________
(1)All amounts are rounded and approximations.
(2) Reconciliations of non-GAAP financial measures on page 13 of this release.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s fourth quarter and year-end 2020 results at 8:00 a.m. Eastern Time on Thursday, February 11, 2021. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 9566162. A telephonic replay of the conference call will be available through Thursday, February 18, 2021, by dialing (877) 344-7529 and entering confirmation number 10150614. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.0 million members as of December 31, 2020. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements regarding its 2021 guidance, as well as its plans, expectations, and the Company’s expectations regarding future developments. Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and also in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020, and September 30, 2020, which are on file with the SEC. Additional information will also be set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which the Company expects to file on or about February 12, 2021.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 10, 2021, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$4,855	$4,123	$18,299	$16,208
Premium tax revenue	172	122	649	489
Health insurer fees reimbursed	65	—	271	—
Marketplace risk corridor judgment	128	—	128	—
Investment income and other revenue	15	29	76	132
Total revenue	5,235	4,274	19,423	16,829
Operating expenses:
Medical care costs	4,408	3,545	15,820	13,905
General and administrative expenses	450	343	1,480	1,296
Premium tax expenses	172	122	649	489
Health insurer fees	68	—	277	—
Depreciation and amortization	24	21	88	89
Other	22	1	31	6
Total operating expenses	5,144	4,032	18,345	15,785
Operating income	91	242	1,078	1,044
Other expenses, net:
Interest expense	30	20	102	87
Other expense (income), net	10	—	15	(15)
Total other expenses, net	40	20	117	72
Income before income tax expense	51	222	961	972
Income tax expense	17	54	288	235
Net income	$34	$168	$673	$737

Net income per share - Diluted	$0.56	$2.67	$11.23	$11.47

Diluted weighted average shares outstanding	59.4	63.0	59.9	64.2

Operating Statistics:
Medical care ratio	90.8%	86.0%	86.5%	85.8%
G&A ratio	8.6%	8.0%	7.6%	7.7%
Premium tax ratio	3.4%	2.9%	3.4%	2.9%
Effective income tax rate	33.8%	24.3%	30.0%	24.2%
After-tax margin	0.6%	3.9%	3.5%	4.4%

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,154	$2,452
Investments	1,875	1,946
Receivables	1,672	1,406
Prepaid expenses and other current assets	175	163
Total current assets	7,876	5,967
Property, equipment, and capitalized software, net	391	385
Goodwill and intangible assets, net	941	172
Restricted investments	136	79
Deferred income taxes	69	79
Other assets	119	105
Total assets	$9,532	$6,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$2,696	$1,854
Amounts due government agencies	1,253	664
Accounts payable, accrued liabilities and other	641	502
Deferred revenue	375	249
Total current liabilities	4,965	3,269
Long-term debt	2,127	1,237
Finance lease liabilities	225	231
Other long-term liabilities	119	90
Total liabilities	7,436	4,827
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 59 million shares at December 31, 2020, and 62 million shares at December 31, 2019	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	199	175
Accumulated other comprehensive income	37	4
Retained earnings	1,860	1,781
Total stockholders’ equity	2,096	1,960
Total liabilities and stockholders’ equity	$9,532	$6,787

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2020	2019

	(In millions)
Operating activities:
Net income	$673	$737
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88	89
Deferred income taxes	(19)	10
Share-based compensation	57	39
Loss (gain) on debt repayment	15	(15)
Other, net	12	—
Changes in operating assets and liabilities:
Receivables	(100)	(76)
Prepaid expenses and other current assets	(16)	28
Medical claims and benefits payable	544	(107)
Amounts due government agencies	446	(303)
Accounts payable, accrued liabilities and other	78	2
Deferred revenue	126	38
Income taxes	(14)	(15)
Net cash provided by operating activities	1,890	427
Investing activities:
Purchases of investments	(670)	(2,536)
Proceeds from sales and maturities of investments	1,097	2,302
Net cash paid in business combinations	(755)	—
Purchases of property, equipment, and capitalized software	(74)	(57)
Other, net	2	(2)
Net cash used in investing activities	(400)	(293)
Financing activities:
Proceeds from senior notes offerings, net of issuance costs	1,429	—
Common stock purchases	(606)	(47)
Repayment of term loan facility	(600)	—
Proceeds from borrowings under term loan facility	380	220
Repayment of senior notes	(338)	—
Cash paid for partial termination of warrants	(30)	(514)
Cash paid for partial settlement of conversion option	(27)	(578)
Cash received for partial settlement of call option	27	578
Repayment of principal amount of convertible senior notes	(12)	(240)
Other, net	2	29
Net cash provided by (used in) financing activities	225	(552)
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	1,715	(418)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	2,508	2,926
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,223	$2,508
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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT DATA
(Dollars in millions)

	As of December 31,
	2020	2019
Ending Membership(1) by Government Program:
Medicaid	3,599,000	2,956,000
Medicare	115,000	101,000
Marketplace	318,000	274,000
Total	4,032,000	3,331,000

Ending Membership(1) by Health Plan:
California	593,000	565,000
Florida	140,000	132,000
Illinois	302,000	224,000
Kentucky	337,000	—
Michigan	400,000	362,000
Ohio	352,000	288,000
Texas	357,000	341,000
Washington	977,000	832,000
Other (2)	574,000	587,000
Total	4,032,000	3,331,000
__________________
(1)Does not include approximately 200,000 Magellan Complete Care members from the acquisition closed on December 31, 2020.
(2)“Other” includes the Idaho, Mississippi, New Mexico, New York, Puerto Rico, South Carolina, Utah, and Wisconsin health plans, which were not individually significant to the Company’s consolidated operating results for the periods presented.

	Three Months Ended December 31,
	2020			2019
	Premium Revenue	Medical Care Costs	MCR (1)	Premium Revenue	Medical Care Costs	MCR (1)

Medicaid	$3,850	$3,473	90.2%	$3,227	$2,818	87.3%
Medicare	616	598	97.1	561	480	85.5
Marketplace	389	337	86.6	335	247	73.5
Consolidated	$4,855	$4,408	90.8%	$4,123	$3,545	86.0%

	Year Ended December 31,
	2020			2019
	Premium Revenue	Medical Care Costs	MCR (1)	Premium Revenue	Medical Care Costs	MCR (1)

Medicaid	$14,265	$12,461	87.4%	$12,466	$10,969	88.0%
Medicare	2,512	2,161	86.0	2,243	1,913	85.3
Marketplace	1,522	1,198	78.7	1,499	1,023	68.2
Consolidated	$18,299	$15,820	86.5%	$16,208	$13,905	85.8%
__________________
(1)The MCR represents medical costs as a percentage of premium revenue.
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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Year Ended
	December 31,
	2020	2019

	Unaudited
Medical claims and benefits payable, beginning balance	$1,854	$1,961
Components of medical care costs related to:
Current year	15,939	14,176
Prior year	(119)	(271)
Total medical care costs	15,820	13,905
Payments for medical care costs related to:
Current year	13,871	12,554
Prior year	1,507	1,482
Total paid	15,378	14,036
Acquisition - Magellan Complete Care	294	—
Change in non-risk and other provider payables	106	24
Medical claims and benefits payable, ending balance	$2,696	$1,854

Days in claims payable, fee for service (1)	50	50
______________________
(1)Claims payable includes primarily claims incurred but not paid, or IBNP. It also includes certain fee-for-service payables reported in medical claims and benefits payable amounting to $78 million and $50 million, as of December 31, 2020, and 2019, respectively.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions)
The Company believes that certain non-generally accepted accounting principles, or non-GAAP, financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) represents GAAP net income less depreciation and amortization, interest expense and income tax expense. The Company believes that EBITDA is helpful to investors in assessing the Company’s ability to meet the cash demands of its operating units.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$34	$168	$673	$737
Adjustments:
Depreciation and amortization	24	21	88	89
Interest expense	30	20	102	87
Income tax expense	17	54	288	235
EBITDA	$105	$263	$1,151	$1,148

-MORE-

Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES CONTINUED
(In millions, except per diluted share amounts)

Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of purchased intangibles and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted net income (loss) represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by weighted average common shares outstanding on a fully diluted basis.

	Three Months Ended December 31,				Year Ended December 31,
	2020		2019		2020		2019
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$34	$0.56	$168	$2.67	$673	$11.23	$737	$11.47
Adjustments:
Marketplace risk corridor judgment	(128)	(2.15)	—	—	(128)	(2.14)	—	—
Acquisition-related expenses (1)	18	0.31	—	—	22	0.37	—	—
Amortization of intangible assets	4	0.07	4	0.06	16	0.26	17	0.27
Loss (gain) on debt repayment	10	0.18	—	—	15	0.26	(15)	(0.24)
Charitable contribution	15	0.25	—	—	15	0.25	—	—
Restructuring costs	1	0.01	1	0.02	10	0.16	6	0.10
Premium deficiency reserve - Puerto Rico	(4)	(0.07)	—	—	6	0.10	—	—
Subtotal, adjustments	(84)	(1.40)	5	0.08	(44)	(0.74)	8	0.13
Income tax effect	20	0.33	(1)	(0.02)	11	0.18	(2)	(0.03)
Adjustments, net of tax	(64)	(1.07)	4	0.06	(33)	(0.56)	6	0.10
Adjusted net (loss) income	$(30)	$(0.51)	$172	$2.73	$640	$10.67	$743	$11.57

__________________
(1)Beginning in the third quarter of 2020, reflects non-recurring costs associated with acquisitions, including various transaction and integration costs.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES CONTINUED

Normalized EPS represents adjusted EPS, as shown in the reconciliation of GAAP EPS to non-GAAP adjusted EPS, excluding the net effect of COVID. The net effect of COVID consists of discrete premium refunds, reduced demand for medical services, and the cost of COVID-related care. This non-GAAP financial measure should be considered a supplement to, and not a substitute for, GAAP earnings per diluted share. The Company believes this metric, which is used by management in the operation of the business, is helpful to investors in assessing the Company’s 2020 financial performance and operations without the temporary distortion caused by the COVID pandemic.
Normalized after-tax margin represents adjusted net income, excluding the net effect of COVID, divided by total revenue.

	Three Months Ended	Year Ended
	December 31, 2020

	(Per diluted share)
GAAP EPS – Diluted	$0.56	$11.23
Less: Adjustments, net of tax	(1.07)	(0.56)
Adjusted EPS – Diluted	(0.51)	10.67
Add: Net effect of COVID	3.80	2.30
Normalized EPS – Diluted	$3.29	$12.97

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2020 Results

February 10, 2021
MOLINA HEALTHCARE, INC.
2021 GUIDANCE
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

	Low End		High End
	Amount	Per Diluted Share (2)	Amount	Per Diluted Share (2)
Net income	$649	$11.10	$678	$11.60
Adjustments:
Acquisition-related expenses	62	1.06	62	1.06
Amortization of intangible assets	45	0.77	45	0.77
Subtotal, adjustments	107	1.83	107	1.83
Income tax effect (1)	(26)	(0.43)	(26)	(0.43)
Adjustments, net of tax	81	1.40	81	1.40
Adjusted net income	$730	$12.50	$759	$13.00
	$—	$—	$—	$—
__________________
(1)Income tax effect calculated at the statutory tax rate of 23.9%.
(2)Computation assumes approximately 58.5 million diluted weighted average shares outstanding.

Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.
-END-